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                                                        Exhibit 10.27.7



                            FIRST AMENDMENT
                                  to
                    CONSTRUCTION SERVICES AGREEMENT

This FIRST AMENDMENT to CONSTRUCTION SERVICES AGREEMENT is entered into as of December 10, 1997 by and between NRG (Morris) Cogen, LLC, a Delaware limited liability company (the "Client") and NRG Energy, Inc. ("NRG").



WHEREAS, Client and NRG are parties to that certain Construction Services Agreement dated as of August 29, 1997 (the "Construction Services
Agreement");



WHEREAS, Client and NRG wish to amend the Construction Services Agreement as herein provided;


     NOW, THEREFORE, Client and NRG hereby agree as follows:

     1. Article 1 of the Construction Services Agreement shall be amended by adding the following paragraph C to the end thereof:



          C. Client shall have the right, upon 30 days written notice documenting the basis for such action, to require NRG to remove for cause the person selected as the Construction Manager from such position, subject to NRG's rights to a 30-day cure period (but absent such a cure, NRG will remove such person from such position following such a request by Client). As soon as practical after any such removal, NRG shall appoint a new Construction Manager, after first obtaining Client's consent to such new appointment which consent shall not be unreasonably withheld.



     2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Construction Services Agreement or any other agreement referred to therein, or prejudice any right or rights which Client or NRG may now have or may have in the future under or in connection with the Construction Services Agreement. Except as expressly modified hereby, the terms and provisions of the Construction Services Agreement shall continue in full force and effect. All references to the Construction Services Agreement shall hereafter be deemed to refer to the Construction Services Agreement as modified hereby.

     3. This Amendment may be executed in separate counterparts by Client and NRG, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MINNESOTA, BUT WITHOUT GIVING EFFECT TO.CONFLICTS OF LAW PROVISIONS.

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     IN WITNESS WHEREOF, Client and NRG have caused their duly
authorized representatives to execute and deliver this Amendment as of the date first above written.


                              NRG (MORRIS) COGEN, LLC



                              By /s/ Craig Mataczynski
                                 Name: Craig Mataczynski
                                 Title:  President



                              NRG ENERGY, INC.


                              By /s/ David H. Peterson
                                 Name: David H. Peterson
                                 Title:  President & CEO